UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2016 (February 10, 2016)

Vanguard Natural Resources, LLC

(Exact name of registrant specified in its charter)

Delaware	001-33756	61-1521161
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3000

Houston, TX 77057

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Offer, Indenture, New Second Lien Notes and Security Agreements

On February 10, 2016, Vanguard Natural Resources, LLC (the “Company”) and VNR Finance Corp., a wholly owned subsidiary of the Company (“VNR Finance” and, together with the Company, the “Issuers”), issued approximately $75.6 million aggregate principal amount of new 7.0% Senior Secured Second Lien Notes due 2023 (the “New Notes”) to certain eligible holders of their outstanding 7.875% Senior Notes due 2020 (the “Existing Notes”) in exchange for approximately $168.2 million aggregate principal amount of the Existing Notes held by such holders. The New Notes were issued to certain eligible holders of Existing Notes who validly tendered and did not validly withdraw their Existing Notes pursuant to the terms of the Issuers’ exchange offer (the “Exchange Offer”), which expired at 11:59 p.m., New York City time, on February 5, 2016. The New Notes were issued in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act.

The New Notes are governed by an Indenture, dated as of February 10, 2016 (as amended, the “Indenture”), by and among the Issuers, certain subsidiary guarantors of the Company (the “Guarantors”) and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”) and as Collateral Trustee (in such capacity, the “Collateral Trustee”), which contains affirmative and negative covenants that, among other things, limit the ability of the Issuers and the Guarantors to (i) incur, assume or guarantee additional indebtedness or issue preferred units; (ii) create liens to secure indebtedness; (iii) make distributions on, purchase or redeem the Issuers’ common units or purchase or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; (viii) enter into transactions with affiliates; or (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the New Notes achieve an investment grade rating from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default under the Indenture exists, many of the foregoing covenants will terminate.

The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the New Notes; (ii) default in payment when due of principal of or premium, if any, on the New Notes at maturity, upon redemption or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Issuers or any of the Company’s restricted subsidiaries. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately. If an event of default arises from certain events of bankruptcy or insolvency, with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding New Notes will become due and payable immediately without further action or notice.

Interest is payable on the New Notes on February 15 and August 15 of each year, beginning on August 15, 2016. The New Notes will mature on (i) February 15, 2023 or (ii) December 31, 2019 if, prior to December 31, 2019, the Issuers have not repurchased, redeemed or otherwise repaid in full all of the Existing Notes outstanding at that time in excess of $50.0 million in aggregate principal amount and, to the extent the Issuers repurchased, redeemed or otherwise repaid the Existing Note with proceeds of certain Indebtedness (as defined in the Issuers’ Offering Memorandum dated January 8, 2016), such Indebtedness has a final maturity date no earlier than the date that is 91 days after February 15, 2023.

At any time prior to February 15, 2019, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the New Notes issued under the Indenture, with an amount of cash not greater than the net cash proceeds of an equity offering, at a redemption price equal to 107% of the principal amount of the New Notes, together with accrued and unpaid interest, if any, to the redemption date; provided that (i) at least 65% of the aggregate principal amount of the New Notes originally issued under the Indenture remain outstanding after such redemption, and (ii) the redemption occurs within 180 days of the equity offering.

On or after February 15, 2019, the New Notes will be redeemable, in whole or in part, at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest:

Year	Percentage
2019	105.250%
2020	103.500%
2021	101.750%
2022 and thereafter	100.000%

In addition, at any time prior to February 15, 2019, the Issuers may on any one or more occasions redeem all or a part of the New Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to the date of redemption.

In addition, upon a change of control of the Company, holders of the New Notes will have the right to require the Company to repurchase all or any part of their New Notes for cash at a price equal to 101% of the aggregate principal amount of the New Notes repurchased, plus any accrued and unpaid interest, if any.

The New Notes are secured by second-priority liens on all of the Issuers’ and the Guarantors’ assets that secure the Company’s revolving credit facility (such assets, the “Collateral”). The Collateral includes, among other things, (i) certain of the Issuers’ and the Guarantors’ oil and gas properties and other personal property, which will be mortgaged during a period after the date of the Indenture as provided for therein, as well as (ii) a pledge of all equity interests in the Guarantors, pursuant to (a) the Second Lien Pledge and Security Agreement, dated as of February 10, 2016 (the “Issuers’ Security Agreement”), among the Issuers and U.S. Bank National Association, as collateral agent (the “Collateral Agent”), and (b) the Second Lien Pledge and Security Agreement, dated as of February 10, 2016 (the “Guarantors’ Security Agreement”), among the Guarantors and the Collateral Agent. Pursuant to the terms of the Intercreditor Agreement (as defined below), the security interest in the Collateral securing the New Notes and the guarantees are (i) contractually subordinated to liens that secure the Company’s revolving credit facility and certain other permitted indebtedness and (ii) contractually senior to the liens securing junior lien obligations. Consequently, the New Notes and the guarantees are effectively subordinated to the revolving credit facility and such other indebtedness and effectively senior to any outstanding Existing Notes or other unsecured debt of the Issuers, in each case to the extent of the value of the Collateral.

The foregoing descriptions of the Indenture, the Issuers’ Security Agreement and the Guarantors’ Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Intercreditor Agreement

On February 10, 2016, Citibank, N.A., as priority lien agent, and the Collateral Trustee entered into an Intercreditor Agreement, which was acknowledged and agreed to by the Issuers and the Guarantors (the “Intercreditor Agreement”), to govern the relationship of holders of the New Notes, the lenders under the Company’s revolving credit facility and holders of other priority lien, second lien or junior lien obligations that the Issuers may issue in the future, with respect to the Collateral and certain other matters.

Under the Intercreditor Agreement, the Collateral Trustee may enforce or exercise any rights or remedies with respect to any Collateral, subject to a 180 day standstill period. However, the Collateral Trustee may not commence, or join with another party in commencing, any enforcement action with respect to any second-priority lien unless the first-priority liens have been discharged.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Collateral Trust Agreement

On February 10, 2016, the Issuers, the Guarantors, the Trustee and the Collateral Trustee entered into a Collateral Trust Agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute all of its liens upon the Collateral for the benefit of the current and future holders of the New Notes and other obligations secured on an equal and ratable basis with the New Notes, if any.

The foregoing description of the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

The closing of the Exchange Offer on February 10, 2016 generated taxable income allocable to the holders of the Company’s common units on February 1, 2016, which will be reflected on each such holder’s Schedule K-1 for the fiscal year ending December 31, 2016.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of February 10, 2016, among Vanguard Natural Resources, LLC, VNR Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee and collateral trustee.
4.2

First Supplemental Indenture, dated as of February 16, 2016, among Vanguard Natural Resources, LLC, VNR Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee and collateral trustee.

10.1	Second Lien Pledge and Security Agreement, dated as of February 10, 2016, by and among Vanguard Natural Resources, LLC, VNR Finance Corp. and U.S. Bank National Association, as collateral agent.
10.2

Second Lien Pledge and Security Agreement, dated as of February 10, 2016, by and among certain subsidiaries and affiliates of Vanguard Natural Resources, LLC and U.S. Bank National Association, as collateral agent.

10.3

Intercreditor Agreement, dated as of February 10, 2016, by and among Citibank, N.A., as priority lien agent, and U.S. Bank National Association, as second lien collateral trustee, and acknowledged and agreed to by Vanguard Natural Gas, LLC, VNR Finance Corp. and Vanguard Natural Resources, LLC.

10.4

Collateral Trust Agreement, dated as of February 10, 2016, by and among Vanguard Natural Resources, LLC, VNR Finance Corp., the grantors and guarantors named therein and U.S. Bank National Association as trustee and as collateral trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

Dated: February 17, 2016	By:	/s/ Richard A. Robert
		Name:	Richard A. Robert
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 10, 2016, among Vanguard Natural Resources, LLC, VNR Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee and collateral trustee.
4.2

First Supplemental Indenture, dated as of February 16, 2016, among Vanguard Natural Resources, LLC, VNR Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee and collateral trustee.

10.1	Second Lien Pledge and Security Agreement, dated as of February 10, 2016, by and among Vanguard Natural Resources, LLC, VNR Finance Corp. and U.S. Bank National Association, as collateral agent.
10.2

Second Lien Pledge and Security Agreement, dated as of February 10, 2016, by and among certain subsidiaries and affiliates of Vanguard Natural Resources, LLC and U.S. Bank National Association, as collateral agent.

10.3

Intercreditor Agreement, dated as of February 10, 2016, by and among Citibank, N.A., as priority lien agent, and U.S. Bank National Association, as second lien collateral trustee, and acknowledged and agreed to by Vanguard Natural Gas, LLC, VNR Finance Corp. and Vanguard Natural Resources, LLC.

10.4

Collateral Trust Agreement, dated as of February 10, 2016, by and among Vanguard Natural Resources, LLC, VNR Finance Corp., the grantors and guarantors named therein and U.S. Bank National Association as trustee and as collateral trustee.